EXHIBIT 99.1

Value Line, Inc.
220 East 42nd Street
New York, NY 10017

For Immediate Release
September 19, 2012
NEWS RELEASE

Contact: Howard A. Brecher
Value Line, Inc.
(212) 907-1500
www.valueline.com
www.ValueLinePro.com
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VALUE LINE, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

New York - (Business Wire) - Value Line, Inc., (NASDAQ: VALU) announced today that its Board of Directors approved on September 19, 2012  a new share repurchase program, authorizing the repurchase of shares of the Company’s Common Stock up to an aggregate purchase price of $3,000,000.

"Based on current market prices, we believe that the repurchase program is in the best interests of our shareholders," said Howard A. Brecher, the Company's Chairman and Chief Executive Officer.  The repurchases will be made from time to time on the open market at prevailing market prices, in negotiated transactions off the market, in block purchases or otherwise. The repurchase program may be suspended or discontinued at any time at the Company’s discretion and has no set expiration date.

Value Line, Inc. is a leading New York based provider of investment research. The Value Line Investment Survey is one of the most widely used sources of independent equity investment research.  Value Line also publishes a range of proprietary investment research in both print and digital formats including our original research in the areas of Mutual Funds, Options and Convertible securities.  Value Line’s acclaimed research also enables the Company to provide specialized products such as Value Line Select, Value Line Special Situations, Value Line Dividend Select, and copyright data, distributed under copyright agreements for fees, including certain proprietary ranking system information and other proprietary information used in third party products.  Investment Management services are provided through its substantial non-controlling and non-voting interests in EULAV Asset Management, the investment adviser to The Value Line Family of Mutual Funds. Value Line’s products are available to individual investors at www.valueline.com or through 1-800-VALUELINE, while institutional-level services for professional investors, advisers, corporate, academic, municipal and legal libraries are offered at www.ValueLinePro.com.

Cautionary Statement Regarding Forward-Looking Information

This report contains statements that are predictive in nature, depend upon or refer to future events or conditions (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar or negative expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended.  Actual results for Value Line, Inc. (“Value Line” or “the Company”) may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:
•	dependence on key personnel;
•	maintaining revenue from subscriptions for the Company’s digital and print published products;
•	protection of intellectual property rights;
•	changes in market and economic conditions, including global financial issues;
•
dependence on non-voting revenues and non-voting profits interests in EULAV Asset Management, a Delaware statutory trust (“EAM” or “EAM Trust”), which serves as an investment advisor to the Value Line Funds and engages in related distribution, marketing and administrative services;

•
fluctuations in EAM’s assets under management due to broadly based changes in the values of equity and debt securities, redemptions by investors and other factors, and the effect these changes may have on the valuation of EAM’s intangible assets;

•	competition in the fields of publishing, copyright data and investment management;
•	the impact of government regulation on the Company’s and EAM’s business;
•	availability of free or low cost investment data through discount brokers or generally over the internet;
•	terrorist attacks, cyber security attacks and natural disasters;
•
identifying and executing a suitable lease for replacement office space for the Company’s principal offices prior to expiration in May 2013 of the current, non-renewable lease at the Company’s current location;

•
other risks and uncertainties, including but not limited to the risks described in Item 1A,
“Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended April 30, 2012 and in Part II, Item 1A of the Quarterly Report on Form 10-Q for the period ended July 31, 2012; and

•	other risks and uncertainties arising from time to time.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors which may involve external factors over which we may have no control or changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion, could also have material adverse effects on future results. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, current plans, anticipated actions, and future financial conditions and results may differ from those expressed in any forward-looking information contained herein.